UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 12, 2023, Baudax Bio, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). The following proposals were submitted to the shareholders at the Special Meeting:

1.

In accordance with Nasdaq Listing Rule 5635(a), the issuance of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), upon conversion of the Company’s Series X Non-Voting Convertible Preferred Stock, par value $0.01 per share (“Series X Preferred Stock”), issued on June 29, 2023 (the “Conversion Proposal”);

2.

An amendment to the Amended and Restated Articles of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio to be determined by the Company’s Board of Directors (the “Board”) within a range of one-for-ten (1:10) and one-for-forty (1:40) (or any number in between), to be effected in the sole discretion of the Board at any time within one year of the date of the Special Meeting without further approval or authorization from the Company’s shareholders (the “Reverse Stock Split Proposal”);

3.	In accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock pursuant to the Company’s equity line of credit with Alumni Capital LP (the “ELOC Issuance Proposal”);

4.

In accordance with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock issuable upon the exercise of Series A-7 Warrants to purchase shares of Common Stock issued to institutional investors on August 21, 2023, with an exercise price that may be equal to or less than $0.56 per share, depending on the volume-weighted average share price of the five days following completion of the reverse stock split as set forth above (the “Warrant Exercise Proposal”);

5.	Ratification of the selection of EisnerAmper LLP (“EisnerAmper”) as the Company’s independent registered public accounting firm for the 2023 fiscal year (the “Auditor Proposal”); and

6.	The adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the above proposals (the “Adjournment Proposal”).

As of the record date for the Special Meeting, there were 9,177,340 shares of Common Stock outstanding and 36,267.059 shares of the Company’s Series C preferred stock, par value $0.01 per share (“Series C Preferred Stock”) outstanding. The Series C Preferred Stock voted together with the outstanding shares of Common Stock as a single class exclusively with respect to the Reverse Stock Split Proposal and the Adjournment Proposal, and was not be entitled to vote on any other matter. The following is a brief description of the final voting results from the Special Meeting.

Proposal 1 – Conversion Proposal. The Conversion Proposal was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,817,213	230,810	29,499	1,901,338

Proposal 2 – Reverse Stock Split Proposal. The Reverse Stock Split Proposal was approved, as follows:

Votes For	Votes Against	Abstentions (Counted as Votes Against)	Broker Non-Votes (Counted as Votes Against)
4,284,122,843	834,124,291	77,988,911	0

Proposal 3 – ELOC Issuance Proposal. The ELOC Issuance Proposal was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,028,159	233,483	28,065	1,901,338

Proposal 4 – Warrant Exercise Proposal. The Warrant Exercise Proposal was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
873,644	394,876	14,643	1,901,338

Proposal 5 – Auditor Proposal. The Auditor Proposal was approved, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,720,419	388,041	1,082,585	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Baudax Bio, Inc

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: October 13, 2023